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                                                                   EXHIBIT 10.11

                          INVENTORY PURCHASE AGREEMENT

      THIS AGREEMENT is made and entered into this ___ day of June, 1997, by and between SIMPSON PAPER COMPANY, a Washington corporation (the "Seller"), PLAINWELL HOLDING COMPANY, a Delaware corporation (the "Buyer"). All undefined terms used herein shall have the meaning assigned to such terms in that certain Stock Purchase Agreement dated as of March 12, 1997, as amended, by and between the Seller and the Buyer (the "Stock Purchase Agreement").

                                    RECITALS:

      A. The Seller owns all of the Purchased Inventory and for the purposes of this Agreement, the term Purchased Inventory shall include Seller's inventory of Satin Kote as well as the products identified in the Stock Purchase Agreement.

      B. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Purchased Inventory.

                                     TERMS:

      Therefore, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

            1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the closing of the purchase and sale of the Purchased Inventory contemplated herein (the "Inventory Closing"), which shall occur immediately prior to the Closing on the Closing Date, the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, free and clear of all liens, claims or encumbrances of any nature whatsoever, all of the Purchased Inventory.

            1.2 Purchase Price. The purchase price for the Purchased Inventory (the "Inventory Purchase Price") shall be an amount equal to the book value thereof as determined in accordance with generally accepted accounting principles, consistently applied, pursuant to the FIFO Inventory Valuation Methodology described on attached Exhibit A (the "Inventory Valuation Methodology").

            1.3 Estimated Inventory Purchase Price. The parties acknowledge and agree that the exact amount of the Inventory Purchase Price will not be known as of the Closing Date and the amount paid at the Inventory Closing pursuant to
Section 1.4, below, is an estimate of
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the Inventory Purchase Price. In that regard, immediately prior to the Closing
Date, the Seller will perform a physical count of the Purchased Inventory, a process in which the Buyer and its representatives shall have the right to participate, and will deliver to the Buyer an initial inventory statement (the "Initial Inventory Statement") certified by the Seller's chief financial officer setting forth an itemization and the determination of the value, pursuant to the Inventory Valuation Methodology, of the Purchased Inventory (the "Estimated Inventory Purchase Price") as of the Closing Date.

      1.4 Payment of Estimated Inventory Purchase Price. Subject to the post-closing adjustment described in Section 1.5 hereof, the Buyer will (and the Seller hereby directs the Buyer to) pay the Estimated Inventory Purchase Price to the Company at the Inventory Closing, which shall be payable in immediately available and lawful funds of the United States by wire transfer to Account No. 67034710 in the name of the Seller, Seattle First National Bank, CASC, Seattle, Washington, 98104, ABA No. 125000024, or such other account as the Seller shall designate in writing at least five (5) days prior to the Closing Date.

      1.5 Post-Closing Adjustment. After the Inventory Closing, the amount of the Final Inventory Purchase Price (as hereinafter defined) shall be determined as provided below, and the amount of the payment made by wire transfer at the Inventory Closing shall be adjusted, if necessary, to reflect any difference between the value of the Estimated Inventory Purchase Price as shown in the Initial Inventory Statement and the value of the Final Inventory Purchase Price as finally determined pursuant to Section 1.5.1, below.

            1.5.1 Closing Audit. Promptly after the Inventory Closing but in any event within ninety (90) days after the Closing Date, the Seller shall deliver to the Buyer a final inventory statement (the "Final Inventory Statement") certified by its chief financial officer setting forth an itemization and the determination of the value, pursuant to the Inventory Valuation Methodology, of the Purchased Inventory as of the Closing Date (the "Final Inventory Purchase Price"). The Buyer shall have thirty (30) days after delivery of the Final Inventory Statement within which to approve or object in writing to the Final Inventory Statement. During that 30-day period, the Buyer and its accountants may review all the Seller's records, working papers, and calculations relating to the Final Inventory Statement and calculation of the Final Inventory Purchase Price and have such access to the Seller's personnel as may be reasonably necessary to review in detail the manner in which the Final Inventory Statement was prepared. If the Buyer objects in writing to the Final Inventory Purchase Price specified in the Final Inventory Statement, the Seller will take the objections into account and deliver a revised Final Inventory Statement to the Buyer within seven (7) days after receipt of the Buyer's objection. In that event, the Buyer shall have fifteen (15) business days within which to approve or object in writing to the revised Final Inventory Statement. If the Buyer and the Seller do not agree on the Final Inventory Purchase Price after following these procedures, any party may submit the dispute to Deloitte & Touche, LLP or any other firm of nationally recognized independent certified public accountants approved by the Buyer and the Seller and not currently employed by any party hereto, who shall review the Final


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      Inventory Statement and make a determination of the Final Inventory
      Purchase Price without any obligation to accept the positions taken by the Seller or the Buyer, provided that such final determination may not fall outside the range bounded by the valuations originally asserted, if any, by the Buyer and the Company. The determination of such firm shall be based upon definitions and provisions contained herein, shall be in writing, and shall be final and binding on the parties; such firm's fee and costs shall be shared equally by the Buyer and the Seller.

            1.5.2 Payment Adjustment. If the amount of the Final Inventory Purchase Price as set forth on the Final Inventory Statement is greater than the amount of the Estimated Inventory Purchase Price set forth on the Initial Inventory Statement, the Buyer shall promptly pay the difference to the Seller in immediately available funds, with interest from the Closing Date at a floating rate per annum equal to the reference rate of interest announced from time to time by Bank of America, N.A., of San Francisco. California. Conversely, if the amount of the Final Inventory Purchase Price as set forth on the Final Inventory Statement is less than the Estimated Inventory Purchase Price as set forth on the Initial Inventory Statement, the Seller shall promptly pay the difference to the Buyer in immediately available funds with interest from the Closing Date at a floating rate per annum equal to the reference rate of interest announced from time to time by Bank of America, N.A., of San Francisco, California.

                                   ARTICLE II

                           Sale of Purchased Inventory

      The Seller shall use its reasonable best efforts from and after the Closing Date to assist the Buyer in selling or otherwise disposing of those items of the Purchased Inventory which are located at any of the Seller's facilities.

                                   ARTICLE III

                               Closing Deliveries

      The Inventory Closing shall occur simultaneously with the execution of this Agreement. At the Inventory Closing, the Seller shall deliver to the Buyer a Quitclaim Bill of Sale in the form attached hereto as Exhibit B and such other instruments of conveyance as the Buyer shall require in a form reasonably satisfactory to the Buyer and its legal counsel.

                                   ARTICLE IV

                          Title to Purchased Inventory

      The Seller warrants and represents to the Buyer, which warranties and representations shall survive the execution and closing hereof, that the Seller has, and shall convey. good, valid,


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and marketable title to the Purchased Inventory, free and clear of all liens, claims and encumbrances of any nature whatsoever, and, upon transfer to the Buyer at the Inventory Closing good, valid, and marketable title to the Purchased Inventory will pass to the Buyer.

                                    ARTICLE V

                                  Miscellaneous

      5.1 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be written and given pursuant to Section
13.4 of the Stock Purchase Agreement.

      5.2 Assignment . This Agreement shall not be assigned, in whole or in part, by any party without the prior written consent of the other parties, except that the Buyer may assign its rights under this Agreement to: (i) an Affiliate that is a substantial ongoing entity with as much net worth as the assignor and that agrees in a writing, reasonably satisfactory to the Seller to assume the obligations of the Buyer hereunder; or (ii) an institutional lender as security for an operating line or other financing. Any assignment in violation of this Section 5.2 shall be null and void, and no assignment shall relieve the Buyer of its obligations to the Seller or the Seller hereunder.

      5.3 Other Miscellaneous Matters. This Agreement, together with applicable provisions of the Stock Purchase Agreement: (i) contains the entire understanding of the parties on the subject matter addressed; (ii) supersedes all prior understandings on those matters; (iii) may only be amended in a writing signed by duly authorized representatives of the Seller and the Buyer;
(iv) shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties; and (v) may be executed in counterparts, each of which shall be deemed a fully binding original of the same instrument. Nothing in this Agreement, express or implied. is intended to confer any rights upon any individual (including, without limitation, any employees or former employees of the Seller or the Buyer) other than the parties hereto and their successors and permitted assigns.

      5.4 Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Washington without reference to the conflict-of-laws provisions thereof.

      5.5 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the remaining provisions do not fundamentally alter the relations among the parties hereto.

      5.6 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.


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      5.7 Further Cooperation. After the Inventory Closing, the Seller and the
Buyer shall cooperate with each other to give full effect to the consummation of the purchase and sale of the Purchased Inventory hereunder.

      5.8 Termination. In the event that the Closing of the Stock Purchase Agreement is not consummated for any reason, this Agreement shall be terminated and shall be of no further force or effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.


                                        SIMPSON PAPER COMPANY


                                        By:
                                           -----------------------------
                                          Its
                                              --------------------------


                                        PLAINWELL HOLDING COMPANY


                                        By:
                                           -----------------------------
                                          Its
                                              --------------------------


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                                    EXHIBIT A

                      FIFO INVENTORY VALUATION METHODOLOGY

GENERAL

Finished goods and in process inventories are assumed to turn 4 to 5 times per year and are stated at lower of cost or market.

RAW MATERIAL

FIFO value is established for individual categories of Fiber, Fillers, and Additives by determining average price per unit based on accumulated invoice value of the most recent purchases prior to the end of the period.

The FIFO value for Mill Broke is established by calculating the ratio of the per unit FIFO value to the standard cost value for Southern Hardwood Pulp. This ratio is applied to the per unit standard cost value for Mill Broke to arrive at the per unit FIFO value for Mill Broke.

Label inventories are valued at zero cost.

FINISHED GOODS PRODUCT INVENTORIES

Direct Costs - Inventory is first valued at standard direct costs by individual grade and then consolidated. Significant cost differences between standard cost and actual latest acquisition costs are calculated in aggregate for Raw Materials, Direct Labor, Utilities, and Packaging and then added or subtracted from total standard direct cost. The prior three months actual costs are used for latest acquisition costs for Direct Labor, Utilities, and Packaging. The material component of finished goods inventory is costed by determining average price per unit based on accumulated invoice value of the most recent purchases prior to the end of the period.

Period Costs - Inventories period costs per unit are determined by taking the prior three months period expenses less the following:

o     Period inventory variation.

o Warehouse and shipping costs related to shipments directly from the mill to customers.

o     Seasonal or unusual costs that may distort the calculated rate.

The remaining amount is divided by practical capacity to arrive at the prior cost rate per unit of inventory. This rate is extended against total Finished Goods Inventory volume to calculate total inventoriable period costs for Finished Goods. Practical capacity for Plainwell is 90,260 tons per


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year (361 operating days per year, 250 packed tons per day). Period costs do not include depreciation for 1996 valuations.

IN-PROCESS PRODUCT INVENTORIES

Direct Costs - Same as above except that WIP inventory is converted to equivalent finished goods unit prior to the standard cost calculation. Also, unincurred costs for converting operations are subtracted from the total standard cost value and cost differences-between standard and current costs are not calculated for packaging materials.

Period Costs - Same as above except that period costs related to converting operations, warehouse, and shipping operations are not included in the prior three months costs to calculate the period cost rate per unit of inventory.

MACHINE CLOTHING

Inventoried at the actual acquisition cost on a per item basis.

FUEL OIL. SPARES AND OTHER SUPPLIES

Inventory valuation is on a rolling average basis.


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                                    EXHIBIT B

                             QUITCLAIM BILL OF SALE

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, SIMPSON PAPER COMPANY, a Washington corporation (the "Seller"), hereby conveys, grants, bargains, sells, transfers, assigns and delivers unto PLAINWELL HOLDING COMPANY, a Delaware corporation ("Buyer"), its successors and assigns forever all of the Seller's right, title and interest in and to all of the Purchased Inventory (as defined in that certain Stock Purchase Agreement ("Stock Purchase Agreement") dated as of even date herewith, by and between the Seller and Buyer.

      TO HAVE AND TO HOLD all of the above-described assets hereby assigned, transferred and conveyed unto Buyer, its successors and assigns, to its and their own use forever.

      SELLER WARRANTS AND REPRESENTS, WHICH WARRANTY AND REPRESENTATION SHALL SURVIVE THE EXECUTION HEREOF, THAT SELLER HAS GOOD AND MARKETABLE TITLE TO THE PURCHASED INVENTORY FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES. SELLER MAKES NO FURTHER WARRANTIES WITH RESPECT TO THE PURCHASED INVENTORY. IT BEING EXPRESSLY UNDERSTOOD THAT THE PURCHASED INVENTORY IS IN AS IS, WHERE IS" CONDITION, WHEREVER LOCATED.

      IN WITNESS WHEREOF, Seller has executed this instrument as of this 12th day of June, 1997.


                                          SELLER:

                                          SIMPSON PAPER COMPANY


                                          By:
                                             --------------------------


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